Exhibit 99.1




                                  $125,000,000

                               KEEBLER CORPORATION

                   10 3/4% Senior Subordinated Notes due 2006


                   EXCHANGE AND REGISTRATION RIGHTS AGREEMENT


                                                                   June 26, 1996


Nomura Securities International, Inc.
Morgan Stanley & Co. Incorporated
c/o Nomura Securities International, Inc.
Two World Financial Center, Building B
New York, New York 10281-1198

Dear Sirs:

            Keebler Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to you (the "Initial Purchasers"), upon the terms set forth in a purchase agreement of even date herewith (the "Purchase Agreement"), $125,000,000 aggregate principal amount of its 10 3/4% Senior Subordinated Notes due 2006 (the "Notes"). The Subsidiaries of the Company listed on the signature page hereto as guarantors (the "Guarantors" and together with the Company, the "Issuers") will jointly and severally guarantee the Notes on a senior subordinated basis (the "Guarantees" and together with the Notes, the "Securities"). The Notes will be issued pursuant to an indenture (the "Indenture") by and among the Company, the Guarantors and U.S. Trust Company of New York, as trustee (the "Trustee"), substantially in the form previously furnished to the Initial Purchasers. Capitalized terms used but not specifically defined herein are defined in the Purchase Agreement and used herein as so defined. As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the Initial Purchasers' obligations thereunder, the Issuers agree with the Initial Purchasers, for the benefit of the holders of the Securities (including the Initial Purchasers), as follows:


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            1. Registered Exchange Offer.

            (a) The Issuers will (i) prepare and, within 45 days after the Closing Date, file with the Commission a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a proposed offer (the "Registered Exchange Offer") to the holders of the Securities to issue and deliver to such holders, in exchange for the Securities, a like principal amount of debt securities of the Company guaranteed by the Guarantors having terms that are identical in all material respects to the terms of the Securities (the "Exchange Notes"), (ii) use their best efforts to cause such registration statement to become effective under the Securities Act no later than 120 days after the Closing Date, (iii) upon the effectiveness of that registration statement, commence the Registered Exchange Offer and cause the same to remain open for such period of time (but no less than 20 Business Days after the commencement of the Registered Exchange Offer), and to be conducted in accordance with such procedures as may be required by the applicable provisions of the Securities Exchange Act of 1934, as amended, and
(iv) use their best efforts to consummate the Registered Exchange Offer within 150 days after the Closing Date. The objective of such Registered Exchange Offer is to enable each holder of Securities electing to exchange such Securities for Exchange Notes (assuming that such holder meets the requirements of Section 1(d) hereof) to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the Securities Act or the Exchange Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

            (b) The Issuers shall indicate in a "Plan of Distribution" section contained in the final prospectus constituting a part of the registration statement relating to the Registered Exchange Offer that any broker or dealer registered under the Exchange Act (each a "Broker-Dealer") who holds Securities that were acquired for its own account as a result of market-making activities or other trading activities (other than Securities acquired directly from the Company), may exchange such Securities for Exchange Notes pursuant to the Registered Exchange Offer; however, such Broker-Dealer may be deemed an "underwriter" within the meaning of the Securities Act and, therefore, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Notes received by it in the Registered Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker- Dealer of the final prospectus contained in the registration


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

statement relating to the Registered Exchange Offer. Such "Plan of Distribution" section also shall state that the delivery by a Broker-Dealer of the final prospectus relating to the Registered Exchange Offer in connection with resales of Exchange Notes shall not be deemed to be an admission by such Broker-Dealer that it is an "underwriter" within the meaning of the Securities Act, and shall contain all other information with respect to resales of the Exchange Notes by Broker-Dealers that the Commission may require in connection therewith, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Exchange Notes held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

            (c) In connection with such Registered Exchange Offer and the offer and sale of Exchange Notes by Broker-Dealers as contemplated above, the Issuers shall take such other and further action, including making appropriate filings under state securities laws and delivering such number of final prospectuses relating to the Registered Exchange Offer as any Broker-Dealer proposing to deliver the same in connection with its resales of Exchange Notes may reasonably request, as may be necessary to realize the foregoing objectives. The Issuers shall cause the registration statement relating to the Registered Exchange Offer to remain continuously effective for a period of 180 days after consummation of the Registered Exchange Offer, and shall supplement or amend the prospectus contained therein to the extent necessary to permit such prospectus (as supplemented or amended) to be delivered by Broker-Dealers in connection with their resales of Exchange Notes as aforesaid.

            (d) Each Holder who participates in the Exchange Offer will be required to represent that (i) any Exchange Notes received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes in violation of the provisions of the Securities Act, (iii) it is not a Broker-Dealer that acquired the Securities directly from the Company, (iv) it is not an "affiliate" (as defined in Rule 405 under the Securities Act) of the Company or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, and (v) it is not acting on behalf of any person who could not truthfully make the foregoing representations. If such Holder is not a Broker-Dealer, such Holder will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes. If such Holder is a Broker-Dealer that will receive Exchange Notes for


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

its own account in exchange for the Securities that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

            2. Shelf Registration. If, because of any change in currently prevailing interpretations of the Commission's staff, such that the Company reasonably determines that a Registered Exchange Offer as contemplated by
Section 1 hereof cannot be consummated, the following provisions shall apply:

            (a) The Issuers shall file with the Commission, as soon as practicable after such determination, a registration statement on an appropriate form under the Securities Act relating to the offer and sale of the Securities by the holders thereof from time to time in accordance with the methods of distribution set forth in such registration statement and Rule 415 under the Securities Act (hereafter, a "Notes Shelf Registration"). The Issuers will use their best efforts to cause the Notes Shelf Registration to become effective on or prior to the later of (x) the 120th calendar day after the Closing Date, or
(y) the 45th calendar day after the publication of the change in law or interpretation.

            (b) The Issuers agree to use their best efforts to keep the registration statement relating to the Notes Shelf Registration continuously effective in order to permit the prospectus included therein to be usable by the holders of the Securities for a period of three years from the date the registration statement is declared effective by the Commission or such shorter period that will terminate when all the Securities covered by the registration statement have been sold pursuant to such registration statement or when the Securities become eligible for resale pursuant to Rule 144 under the Securities Act without volume restrictions; provided that the Issuers shall be deemed not to have used their best efforts to keep the registration statement effective during the requisite period if they voluntarily take any action that would result in holders of the Securities covered thereby not being able to offer and sell such Securities during that period, unless such action is required by applicable law, and provided, further, that the foregoing shall not apply to actions taken by the Issuers in good faith and for valid business reasons (not including avoidance of the Issuers' obligations hereunder), including without limitation the acquisition or divestiture of assets, so long as the Issuers promptly thereafter comply with the requirements of Section 3(i) hereof, if applicable. Any such period during which the Issuers


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

fail to keep the registration statement effective and usable for offers and sales of Securities is referred to as a "Suspension Period." A Suspension Period shall commence on and include the date that the Issuers give notice that the registration statement is no longer effective or the prospectus included therein is no longer usable for offers and sales of Securities and shall end on the date when each seller of Securities covered by such registration statement either receives the copies of the supplemented or amended prospectus contemplated by
Section 3(i) hereof or is advised in writing by the Issuers that use of the prospectus may be resumed. If one or more Suspension Periods occur, the three-year time period referenced above shall be extended by the number of days included in each such Suspension Period.

            (c) Notwithstanding any other provisions of this agreement to the contrary, the Issuers will cause the registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

            3. Registration Procedures. In connection with any Notes Shelf Registration pursuant to Section 2 hereof, and, to the extent applicable, any Registered Exchange Offer pursuant to Section 1 hereof, the following provisions shall apply:

            (a) The Issuers shall furnish to the Initial Purchasers, prior to the filing thereof with the Commission, a copy of the registration statement proposed to be filed, and each amendment thereof and each supplement, if any, to the prospectus included therein.

            (b) The Issuers shall advise each Initial Purchaser and the holders of the Securities or the Exchange Notes, and, if requested by either Initial Purchaser or any such holder, confirm such advice in writing --

                  (i) when the registration statement and any amendment thereto has been filed with the Commission and when the registration statement or any post-effective amendment thereto has become effective;


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

                  (ii) of any request by the Commission for amendments or
            supplements to the registration statement or the prospectus included therein or for additional information;

                  (iii) of the issuance by the Commission of any stop order
            suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose;

                  (iv) of the receipt by the Issuers of any notification with respect to the suspension of the qualification of the Securities or the Exchange Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                  (v) of the happening of any event that requires the making of any changes in the registration statement or the prospectus in order to make the statements therein not misleading (which advice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made).

            (c) The Issuers will make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible time.

            (d) The Issuers will furnish to each holder of the Securities or the Exchange Notes included within the coverage of the Registered Exchange Offer or the Notes Shelf Registration, as appropriate, without charge, at least one copy of the registration statement and any post-effective amendment thereto, including financial statements and schedules, and, if the holder so requests in writing, all exhibits (including those incorporated by reference).

            (e) The Issuers will deliver to each holder of Securities or Exchange Notes included within the coverage of the Registered Exchange Offer or the Notes Shelf Registration, as appropriate, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the registration statement and any amendment or supplement thereto as such persons may reasonably request; the Issuers consent to the use of the prospectus or any amendment or supplement thereto by each of the selling holders of the Securities or the Exchange Notes in connection with the offering and sale of the Securities or the Exchange Notes covered by the prospectus or any amendment or supplement thereto.


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

            (f) Prior to any public offering of the Securities or the Exchange Notes pursuant to the Registered Exchange Offer or the Notes Shelf Registration, as the case may be, the Issuers will register or qualify or cooperate with the holders of the Securities or the Exchange Notes included therein and their respective counsel in connection with the registration or qualification of such Securities or the Exchange Notes for offer and sale under the securities or blue sky laws of such jurisdictions as any seller reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities or the Exchange Notes covered by the Registered Exchange Offer or the Notes Shelf Registration, as the case may be; provided that the Issuers will not be required to qualify generally to do business in any jurisdiction where they are not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

            (g) The Issuers will use their best efforts to cause the Securities or the Exchange Notes, as the case may be, to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Issuers in connection with the Registered Exchange Offer or the Notes Shelf Registration, as the case may be, or to enable the seller or sellers thereof to consummate the disposition of the Securities or the Exchange Notes, as the case may be.

            (h) The Company will cooperate with the holders of the Securities or the Exchange Notes to facilitate the timely preparation and delivery of certificates representing the Securities or the Exchange Notes to be sold in the Registered Exchange Offer or the Notes Shelf Registration, as the case may be, free of any restrictive legends and in such denominations and registered in such names as the holders may request prior to sales of the Securities or the Exchange Notes pursuant to the Registered Exchange Offer or the Notes Shelf Registration, as the case may be.

            (i) Upon the occurrence of any event contemplated by paragraph
(b)(v) above, the Issuers will prepare a post-effective amendment to the registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to purchasers of the Securities or the Exchange Notes, as the case may be, the prospectus will not contain an untrue statement of a material fact or omit to state


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

any material fact necessary to make the statements therein not misleading.

            (j) Not later than the effective date of the applicable registration statement, the Issuers will provide a CUSIP number for the Notes or the Exchange Notes, as the case may be, and provide the Trustee with printed certificates for the Securities or Exchange Notes, as the case may be, in a form eligible for deposit with The Depositary Trust Company.

            (k) The Issuers will use their best efforts to comply with all applicable rules and regulations of the Commission and will make generally available to their security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12- month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Issuers' first fiscal quarter commencing after the effective date of each of the Registered Exchange Offer or the Notes Shelf Registration, which statements shall cover such 12-month period.

            (l) The Issuers will cause the Indenture to be qualified under the Trust Indenture Act.

            (m) The Issuers may require each holder of Securities to be sold pursuant to the Notes Shelf Registration to furnish to the Company such information regarding the holder and the distribution of such Securities as the Issuers may from time to time reasonably require for inclusion in the registration statement.

            4. Registration Expenses. In connection with any registration statement required to be filed pursuant to Section 1 or 2 hereunder, the Issuers shall pay the following registration expenses (the "Registration Expenses"): (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Securities or the Exchange Notes, as the case may be), (iii) printing expenses, (iv) internal Issuers' expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with any listing of the Securities or the Exchange Notes, as the case may be, (vi) fees and disbursements of counsel for the Issuers and customary fees and expenses for independent certified public accountants retained by the Issuers (including the expenses of any comfort


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letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested), (vii) the fees and expenses of any special experts retained by the Issuers in connection with such registration, and (viii) in the event of a Notes Shelf Registration, reasonable fees and expenses of one counsel (who shall be selected by holders of a majority of the Securities and who shall be reasonably acceptable to the Company) for the holders incurred in connection with the registration hereunder. The Issuers shall not have any obligation to pay any underwriting fees, discounts or commissions attributable to the sale of the Securities or the Exchange Notes, as the case may be (including, without limitation, fees and expenses of any qualified independent underwriter that may be required under the rules of the National Association of Securities Dealers), or, except as otherwise provided in clause (viii) above, any out-of-pocket expenses of the holders (or any agents who manage their accounts) or fees and disbursements of any counsel for any underwriter in any underwritten offering.

            5. Indemnification.

            (a) Indemnification by Issuers. In the event of (i) a Notes Shelf Registration, the Issuers will, jointly and severally, indemnify and hold harmless each holder of Securities and (ii) the Registered Exchange Offer, each Broker-Dealer who holds Exchange Notes acquired for its own account pursuant to the Exchange Offer, and, in any such case, each person who controls such holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an "Indemnified Holder") against any losses, claims, damages or liabilities, joint or several, to which such holder may become subject under the Securities Act or otherwise, insofar as such losses, claims or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Notes Shelf Registration, the Registered Exchange Offer or the delivery by Broker-Dealers who are required to do so of the final prospectus contained in the registration statement relating to the Registered Exchange Offer in connection with their resales of the Exchange Notes, as the case may be, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading and will reimburse each holder for any legal and other expenses reasonably incurred by such holder in connection with investigating or defending any


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such action or claim as such expenses are incurred; provided, however, that the
Issuers shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission (i) which is made in reliance upon and in conformity with written information furnished to the Company by such holder or (ii) which is made in any preliminary prospectus if such holder failed to send or deliver a copy of the final prospectus with or prior to the delivery of written confirmation of the sale of the Securities or the Exchange Notes, as the case may be, by such holder to the person asserting such loss, claim, damage or liability who purchased Securities or Exchange Notes, as the case may be, that are the subject thereof from such holder, if it is determined that it was the responsibility of such holder to provide such person with a copy of the final prospectus and such final prospectus would have cured the defect giving rise to such loss, claim, damage or liability. This indemnity will be in addition to any liability which the Issuers may otherwise have. The Issuers will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, and each person who controls such persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of the Securities or the Exchange Notes, as the case may be.

            (b) Indemnification by Holders. In the event of a Notes Shelf Registration, each holder of Securities will, severally and not jointly, indemnify and hold harmless the Issuers and each person, if any, who controls any Issuer within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, against any losses, claims, damages, or liabilities to which the Issuers may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Notes Shelf Registration, the Registered Exchange Offer or the delivery by Broker-Dealers who are required to do so of the final prospectus contained in the registration statement relating to the Registered Exchange Offer in connection with their resales of the Exchange Notes, as the case may be, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in any such case to the extent, but only to the extent, that such


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untrue statement or alleged untrue statement or omission or alleged omission which is made in reliance upon and in conformity with written information furnished to the Company by such holder expressly for use therein and will reimburse the Company for any legal or other expenses reasonably incurred by the Issuers in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that no such holder shall be liable for any indemnity claims hereunder in excess of the amount of net proceeds received by such holder from the sale of Notes pursuant to the Notes Shelf Registration. If any action or proceeding shall be brought against the Issuers or any such controlling person, in respect of which indemnity may be sought against a holder of the Securities, such holder shall have the rights and duties given the Issuers, and the Issuers or such controlling person shall have the rights and duties given to each holder, by Section 5(a) hereof. The Issuers shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such persons specifically for inclusion in any prospectus or registration statement or any amendment or supplement thereto or any preliminary prospectus.

            (c) Contribution. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written


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

consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment
(i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

            (d) If the indemnification provided for in this Section 5 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect not only the relative benefits but also the relative faults of the Issuers on the one hand and the Indemnified Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand or the Indemnified Holder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuers and the Indemnified Holder agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Indemnified Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Indemnified Holder shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Indemnified Holder from


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

the sale of the Securities exceeds the amount of any damages which such Indemnified Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

            (e) The obligations of the Issuers under this Section 5 shall be in addition to any liability which the Issuers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Indemnified Holder within the meaning of the Securities Act; and the obligations of a Holder under this Section 5 shall be in addition to any liability which the respective Holder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Issuer within the meaning of the Securities Act.

            6. Additional Interest Under Certain Circumstances; Remedies. (a) In the event that (i) neither the Registered Exchange Offer registration statement nor the Notes Shelf Registration is filed on or prior to the 45th calendar day following the Closing Date, (ii) the Registered Exchange Offer registration statement is not declared effective on or prior to the 120th calendar day following the Closing Date, (iii) the Registered Exchange Offer is not consummated on or prior to the 150th calendar day following the Closing Date, or
(iv) changes in law or the applicable interpretation of the Commission staff do not permit the Issuers to effect the Registered Exchange Offer and a Notes Shelf Registration with respect to the Securities is not declared effective under the Securities Act on or prior to the later of (x) the 120th day after the Closing Date and (y) the 45th calendar day after the publication of the change in law or interpretation, the interest rate borne by the Notes shall be increased by one-half of one percent per annum following, in the case of clause (i) such 45 day period, or in the case of clauses (ii) or (iii), such 120- or 150-day period, as the case may be or, in the case of clause (iv), such 45- or 120- day period, as applicable. The aggregate amount of such increase from the original interest rate pursuant to these provisions will in no event exceed one-half of one percent per annum. Such increase will cease to be effective on the date of filing of the Registered Exchange Offer registration statement, effectiveness of the Registered Exchange Offer registration statement, consummation of the Registered Exchange Offer or the effectiveness of a Notes Shelf Registration, as the case may be.

            (b) Any amounts of additional interest due pursuant to the paragraph above will be payable in cash, on the same original interest payment dates as the Securities. The amount of


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

additional interest will be determined by multiplying the applicable additional interest rate by the principal amount of the affected Securities of such Holders, multiplied by a fraction, the numerator of which is the number of days such additional interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

            7. Miscellaneous.

            (a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuers has obtained the written consent of holders of a majority in aggregate principal amount of the Notes (insofar as such matters relate to the Securities) or the Exchange Notes (insofar as such matters relate to the Exchange Notes).

            (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

                  (1) if to a holder of Securities or Exchange Notes, at the most current address given by such holder to the Company in accordance with the provisions of this Section 7(b), which address initially is, with respect to each holder, the address of such holder to which confirmation of the sale of Securities was first sent by the Initial Purchasers, with a copy in like manner to the Initial Purchasers at the Initial Purchasers' address first above written, Attention: Charles K. Whitehead;

                  (2) if to an Initial Purchaser, to such Initial Purchaser's address first above written, Attention: Charles K. Whitehead; and

                  (3) if to the Issuers, initially at the Company's address set forth in the Purchase Agreement.

            All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged by recipient's telecopy operator, if telecopied; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

            (c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of the Securities.

            (d) Counterparts. This agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (e) Headings. The headings in this agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (f) Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of laws provisions thereof.

            (g) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

            Please confirm that the foregoing correctly sets forth the agreement among the Issuers and the Initial Purchasers.

                              Very truly yours,

                              KEEBLER CORPORATION


                              By:/s/ Sam K. Reed
                                 ------------------------------
                                 Name: Sam K. Reed
                                 Title: President

                              GUARANTORS
                              ----------

                              KEEBLER LEASING CORPORATION
                              KEEBLER BISCUIT COMPANY
                              SHAFFER, CLARKE & CO., INC.
                              JOHNSTON'S READY-CRUST COMPANY
                              EMERALD INDUSTRIES, INC.
                              ATHENS PACKAGING, INC.
                              STEAMBOAT CORPORATION
                              ILLINOIS BAKING CORPORATION
                              KEEBLER COOKIE AND CRACKER
                                COMPANY
                              HOLLOW TREE COMPANY
                              KEEBLER COMPANY/PUERTO
                                RICO, INC.
                              KEEBLER H.C., INC.
                              KEEBLER-GEORGIA, INC.
                              SUNSHINE BISCUITS, INC.


                              By:/s/ E. Nichol McCully
                                 ------------------------------
                                 Name: E. Nichol McCully
                                 Title: Vice President


                              BAKE-LINE PRODUCTS, INC.


                              By:/s/ E. Nichol McCully
                                 ------------------------------
                                 Name: E. Nichol McCully
                                 Title: Vice President

Accepted in New York, New York
June 25, 1996


NOMURA SECURITIES INTERNATIONAL, INC.


By:/s/ Robert D. Long
   ------------------------------
   Name: Robert D. Long
   Title: Executive Managing Director


MORGAN STANLEY & CO. INCORPORATED


By:
   ------------------------------
   Name: Eugene A. Miac
   Title: Principal

Accepted in New York, New York
June 25, 1996


NOMURA SECURITIES INTERNATIONAL, INC.


By:
   ------------------------------
   Name: Robert D. Long
   Title: Executive Managing Director


MORGAN STANLEY & CO. INCORPORATED


By:/s/ Eugene A. Miac
   ------------------------------
   Name: Eugene A. Miac
   Title: Principal


                                       17